SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011

Microelectronics Technology Company
(Exact name of registrant as specified in its charter)

Nevada	001-32984	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Monarch Bay Plaza, Monarch Bay, California	92629
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-587-2860

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 2, 2011, Edward Manetta resigned as an officer and as a member of our board of directors. There was no known disagreement with Mr. Manetta on any matter relating to our operations, policies or practices.

On November 2, 2011, the board of directors appointed Brett Everett to act as our President, Secretary, and Treasurer as well as a member of our board of directors.

From February 2008 to the present, Mr. Everett has worked as an asset manager for First Capital Financial Group, Inc., where he manages real estate portfolios. Mr. Everett is also the founder and President of First Capital Group, Inc. where he created online, marketing, and direct mail marketing campaigns for the company. Mr. Everett has a Bachelors of Arts in Public Administration from San Diego State University.

There are no family relationships between Mr. Everett and any of our directors or executive officers.

Mr. Everett does not have any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Everett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microelectronics Technology Company

/s/ Brett Everett

Brett Everett

President

Date: November 3, 2011